EXHIBIT 3.2

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                         FROST HANNA MERGERS GROUP, INC.

         Pursuant to Sections 607.1006 and 607.1007 of the Florida Business Corporation Act, the following Amended and Restated Articles of Incorporation of Frost Hanna Mergers Group, Inc., a Florida Corporation (the "Corporation") were duly adopted and approved by at least a majority of the shareholders at a Special Meeting of Shareholders of the Corporation held on September 4, 1996, and (ii) all of the directors of the Corporation by unanimous written consent in lieu of meeting on May 8, 1996. The number of votes cast for the amendment was sufficient for approval. The undersigned President of the Corporation hereby executes and submits for filing with the Department of State, State of Florida, these Amended and Restated Articles of Incorporation, to read as follows:

                                ARTICLE I - NAME

         The name of the Corporation is Pan Am Corporation (the "Corporation").

                              ARTICLE II - PURPOSE

         The Corporation is organized for the purposes of transacting any or all lawful business for which corporations may be organized under the laws of the United States and the laws of the State of Florida.

                           ARTICLE III - CAPITAL STOCK

         The aggregate number of shares which the Corporation shall have the authority to issue is two hundred million (200,000,000) shares, of which one hundred million (100,000,000) shares shall be "Common Stock," par value $.0001 per share, and of which one hundred million (100,000,000) shares shall be "Preferred Stock," par value $.0001 per share. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of these Amended and Restated Articles of Incorporation, to provide for the issuance of shares of Preferred Stock in one or more series by adoption of amendments to the articles of incorporation, to establish from time to time the number of shares to be included in such series and to fix the designation, voting powers, preferences and relative participating, optional or other special rights of the shares of each of such series, and the qualifications, limitations or restrictions thereof. The Board of Directors may authorize the issuance of stock to such persons upon such terms and for such consideration in cash, property or services as the Board of Directors may determine and as may be allowed by law. The just valuation of such property or services shall be fixed by the Board of Directors. All such stock when issued shall be fully paid and exempt from assessment.

                             ARTICLE IV - REGISTERED
                                OFFICE AND AGENT

         The name of the registered agent of the Corporation and the street address of the registered office of this Corporation is:

                            John J. Ogilby, Jr., Esq.
                        Pan American World Airways, Inc.
                              9300 N.W. 36th Street
                            Doral Building, 2nd Floor
                              Miami, Florida 33178


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                      ARTICLE V - CORPORATE MAILING ADDRESS

         The principal office and mailing address of the Corporation is:

                                    9300 N.W. 36th Street
                                    Miami, Florida 33178

                            ARTICLE VI - INCORPORATOR

         The name and address of the incorporator of the Corporation is as follows:

         NAME                     ADDRESS
         ----                     -------
         Carrie F. Rinehart       1110 Brickell Avenue
                                  Penthouse Suite
                                  Miami, FL 33131

                              ARTICLE VII - POWERS

         The Corporation shall have all of the corporate powers enumerated under Florida law.

                  ARTICLE VIII - DIRECTOR-CONFLICTS OF INTEREST

         No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of the directors are directors or officers, or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or her votes are counted for such purpose, if:

         (a) The fact of such relationship or interest is disclosed or known to the Board of Directors, or a duly empowered committee thereof, which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for such purpose without counting the vote or votes of such interested director or directors; or

         (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

         (c) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board, committee or the shareholders.

         A director of the Corporation may transact business, borrow, lend, or otherwise deal or contract with the Corporation to the full extent and subject only to the limitations and provisions of the laws of the State of Florida and the laws of the United States.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

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                  ARTICLE IX - NO ANTI-TAKEOVER LAW GOVERNANCE

         The Corporation shall not be governed by Sections 607.0901 or 607.0902 of the Florida Business Corporation Act or any laws related thereto.

                           ARTICLE X - INDEMNIFICATION

         The Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent permitted by law in existence either now or hereafter.

                            ARTICLE XI - FISCAL YEAR

         The fiscal year of this Corporation shall be the calendar year, unless otherwise established by the Board of Directors.

                             ARTICLE XII - DURATION

         The duration of the Corporation is perpetual, unless sooner liquidated or dissolved in accordance with law.

                                  ARTICLE XIII

         A.       CERTAIN DEFINITIONS.  For the purposes of this Article XIII:

                  1. "Alien" means (i) any person who is not a Citizen or any nominee of such person; (ii) any foreign government or representative thereof;
(iii) any corporation organized under the laws of any foreign government; or
(iv) any corporation, partnership, trust, association or other entity that is an Affiliate of an Alien or Aliens.

                  2. "Alien Owned Shares" means any shares of any class of outstanding voting stock of the Corporation that are then owned of record or beneficially owned, or otherwise controlled, by any Alien.

                  3. "Citizen" means any person who is a citizen of the United States (as defined in 49 U.S.C. 40102(a)(15), as amended, or in any successor provision).

                  4. "Excess Shares" at any time means shares of voting stock then beneficially owned by an Alien the ownership of which, as a result of paragraph D of this Article XIII, cannot then be registered on the Foreign Stock Record.

                  5. "Foreign Ownership Restrictions" means United States statutory and United States Department of Transportation (DOT) regulatory or interpretive restrictions on foreign ownership or control of the Corporation the breach of which would result in the loss of any operating certificate or authority of the Corporation or any of its subsidiaries.

                  6. "Foreign Stock Record" means a separate stock record for the registration of Alien Owned Shares maintained by the Corporation in accordance with the Bylaws of the Corporation.


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                  7.       "Independent Director" means a director of the
Corporation who is not employed by or affiliated in any material respect with the Corporation or any of its subsidiaries other than solely by virtue of acting as a director.

                  8. "Permitted Percentage" at any time means the maximum voting power of the then-outstanding shares of voting stock permitted to be beneficially owned by Aliens under Foreign Ownership Restrictions.

                  9. "Redemption Date" means the date fixed by action of a majority of the Independent Directors for the redemption or exchange of any shares of voting stock pursuant to paragraph F of this Article XIII.

                  10. "Redemption Securities" means any debt or equity securities of the Corporation, any of its subsidiaries or any other corporation or any combination thereof, having such terms and conditions as shall be approved by the Independent Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Independent Directors (which may be a firm that provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to clause (4) of paragraph F of this Article XIII, at least equal to the price required to be paid pursuant to clause (1) of paragraph F of this
Article XIII (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

         B. EFFECTIVENESS. The limitations on the rights of the holders of shares of voting stock and the other limitations and rights of the Corporation provided for in this Article XIII shall be effective notwithstanding any other provision of these Amended and Restated Articles of Incorporation but only for so long as the Corporation or any of its subsidiaries (a) is subject to any Foreign Ownership Restriction or (b) if not then subject to any Foreign Ownership Restriction, intends to reinstate any license, franchise or operating certificate or authority lost as a result of a Foreign Ownership Restriction within a reasonable time after ceasing to hold the same.

         C. GENERAL. It is the policy of the Corporation that, consistent with 49 U.S.C. Section 41101 et. seq., as amended, and other Foreign Ownership Restrictions, and to prevent the loss by the Corporation or any subsidiaries, or to permit the Corporation or any of its subsidiaries to reinstate, any license, franchise or operating certificate of authority referred to in paragraph B above, Aliens, in the aggregate, shall not be permitted to beneficially own shares of voting stock the voting power of which, but for the provisions of this Article XIII, would exceed the Permitted Percentage.

         D. LIMITATION OF VOTING RIGHTS. At no time shall Alien Owned Shares have voting rights on any matter (except as otherwise expressly required by law) unless such shares are registered on the Foreign Stock Record. At no time shall ownership of shares representing more than the Permitted Percentage be registered on the Foreign Stock Record. Without limitation, at no time shall Excess Shares have voting rights on any matter (except as otherwise expressly required by any federal law of the United States or the Florida Business Corporation Act).

         E.       BENEFICIAL OWNERSHIP INQUIRY.

                  1. The Corporation may by notice in writing (which may be included in the form of proxy or ballot distributed to shareholders of the Corporation in connection with any

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annual meeting (or any special meeting) of the shareholders of the Corporation, or otherwise) require a person that is a holder of record of equity securities of the Corporation or that the Corporation knows to have, or has reasonable cause to believe has, beneficial ownership of equity securities of the Corporation to certify in such manner as the Corporation shall deem appropriate (including by way of execution of any form of proxy or ballot by such person) that, to the knowledge of such person:

                           (a) All equity securities of the Corporation as to which such person has record ownership or beneficial ownership are owned and controlled only by a Citizen; or

                           (b) The number and class or series of equity
                  securities of the Corporation owned of record or beneficially owned by such person that are owned or controlled by Aliens are as set forth in such certificate.

                  2. With respect to any equity securities of the Corporation identified by such person in response to subsection (a) of preceding clause (1) of this paragraph E the Corporation may require such person to provide such further information as the Corporation may reasonably require to implement the provisions of this Article XIII.

                  3. For purposes of applying the provisions of this Article XIII with respect to any equity securities of the Corporation, in the event of the failure of any person to provide the certificate or other information to which the Corporation is entitled pursuant to this paragraph E, the Corporation may presume that the equity securities in question are beneficially owned or controlled by Aliens.

         F. REDEMPTION AND EXCHANGE. Notwithstanding any other provision of these Amended and Restated Articles of Incorporation to the contrary, any Excess Shares shall always be subject to redemption or exchange by the Corporation by action of the Board of Directors, pursuant to the Florida Business Corporation Act, or any other applicable provision of law, to the extent determined by a majority of the Independent Directors to be necessary to comply with Foreign Ownership Restrictions. As used in these Amended and Restated Articles of Incorporation, "redemption" and "exchange" are hereinafter collectively referred to as "redemption", references to Excess Shares being "redeemed" shall be deemed to include Excess Shares that are being exchanged, and references to "Redemption Price" shall be deemed to include the amount and kind of securities for which any such Excess Shares are exchanged. The terms and conditions of such redemption shall be as follows:

                  1. The Redemption Price of the shares to be redeemed pursuant to this Article XIII shall be equal to the lower of (i) the fair market value of the shares to be redeemed and (ii) such Alien's purchase price for such shares;

                  2. The Redemption Price of such shares may be paid in cash, Redemption Securities or any combination thereof;

                  3. If less than all the shares held by Aliens are to be redeemed, the shares to be redeemed shall be selected in any manner determined by a majority of the Independent Directors to be fair and equitable;

                  4. At least 30 days' written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such

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holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed; and

                  5. From and after the Redemption Date, shares to be redeemed shall cease to be regarded as outstanding and any and all rights attaching to such shares of whatever nature (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares) shall cease and terminate, and the holders thereof thenceforth shall be entitled only to receive the cash or Redemption Securities payable upon redemption.

         G. BYLAWS. The Bylaws of the Corporation may make appropriate provisions to effectuate the requirements of this Article XIII.

         H. FACTUAL DETERMINATIONS. The Independent Directors shall have the power and duty to construe and apply the provisions of this Article XIII and to make all determinations necessary or desirable to implement such provisions, including but not limited to whether (a) a person or entity "controls" or is "controlled by" another person or entity; (b) the number of shares of voting stock that are beneficially owned by any person; (c) whether a person is an Affiliate or Associate of another person; (d) whether a person has an agreement, arrangement or understanding with another person as to matters bearing on beneficial ownership; (e) whether a person is an Alien; (f) the application of any other definition of these Amended and Restated Articles of Incorporation to a given fact; and (g) any other matter relating to the applicability or effect of this Article XIII.

         I. QUORUM. Except as otherwise provided or required by law, the presence, in person or by proxy, of the holders of record of shares of voting stock entitling the holders thereof to cast a majority of the voting power of all shares of voting stock (after giving effect to the reduction of voting rights prescribed in paragraph D of this Article XIII) shall constitute a quorum at all meetings of the shareholders of the Corporation, and any quorum requirement or any requirement for shareholder approval shall be determined after giving effect to the reduction in voting rights prescribed in paragraph D of this Article XIII.

         J.       SEVERABILITY.  If any section or lesser provisions of this
Article XIII is determined to be invalid, void, illegal or unenforceable, then the remaining sections and provisions of this Article XIII shall continue to be void and enforceable and shall in no way be affected, impaired or invalidated.


         The undersigned has executed these Amended and Restated Articles of Incorporation this 23 day of September, 1996.



                                         /s/ Martin R. Shugrue
                                         ------------------------------
                                         Martin R. Shugrue, President






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                         ACCEPTANCE OF REGISTERED AGENT


         Having been named to accept service of process for FROST HANNA MERGERS GROUP, INC. at the place designated in the Amended and Restated Articles of Incorporation, JOHN J. OGILBY, JR. agrees to act in this capacity, and agrees to comply with the provisions of Section 607.0505, Fla. Stat. (1991), relative to keeping open such office until such time as it shall notify the Corporation of his resignation.

Dated this 23 day of September, 1996.


                                             /s/ John J. Ogilby, Jr.
                                             -------------------------------
                                             John J. Ogilby, Jr.



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